                                                                     EXHIBIT 8


                       ORRICK, HERRINGTON & SUTCLIFFE LLP
                                666 Fifth Avenue
                            New York, New York 10103


                                  June 24, 1998


Household Affinity Funding Corporation
1111 Town Center Drive
Las Vegas, Nevada 89134

Re:  Household Affinity Credit Card Master Trust I

Ladies and Gentlemen:


         We have acted as counsel for Household Affinity Funding Corporation, a Delaware corporation (the "Seller"), in connection with the preparation of the Registration Statement on Form S-1 (the "Registration Statement"), which has been filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of Class A Credit Card Participation Certificates and Class B Credit Card Participation Certificates (the "Certificates") representing an undivided interest in the Household Affinity Credit Card Master Trust I (the "Trust"). The Certificates are to be issued pursuant to the Amended and Restated Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of August 1, 1993 and as amended as of April 12, 1995 and October 20, 1997 (as filed as exhibits 4.1, 4.2 and 4.3 to the Registration Statement), as supplemented by a Supplement to the Pooling and Servicing Agreement among the Seller, Household Finance Corporation, as servicer, and The Bank of New York, as trustee, substantially in the form filed as exhibit 4.4 to the Registration Statement.



         We hereby confirm that the statements set forth in the prospectus relating to the Certificates (the "Prospectus") forming a part of the Registration Statement under the headings "Prospectus Summary-Tax Status," "Federal Income Tax Consequences" and "State and Local Tax Consequences," are correct in all material respects, and we hereby confirm the opinions set forth under the headings "Federal Income Tax Consequences-Treatment of the Investor Certificates as Debt" and "Federal Income Tax Consequences-Treatment of the Trust."


         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to Orrick, Herrington & Sutcliffe LLP under the captions "Legal Matters" and "Federal Income Tax Consequences-Treatment of the Investor Certificates as Debt" in the Prospectus. In giving such consent, we do not admit that we are "experts," within the meaning of the term used in the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                                      Very truly yours,

                                      /s/ Orrick, Herrington & Sutcliffe LLP

                                      ORRICK, HERRINGTON & SUTCLIFFE LLP